EXHIBIT 99.1
MAN SANG HOLDINGS, INC.
(“The Company”)
SPECIAL MEETING OF STOCKHOLDERS
To Be Held [•], 2009
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned, revoking all prior proxies, hereby appoints Cheng Chung Hing, Ricky and Cheng Tai Po, and each of them, with full power of substitution in each, as proxies for the undersigned, to represent the undersigned and to vote all the shares of common stock of the Company which the undersigned would be entitled to vote, as fully as the undersigned could vote and act if personally present, at the Special Meeting of Stockholders (the “Meeting”) to be held on •, 2009, at • a.m. local time, at Suite 2208-14, 22/F Sun Life Tower, The Gateway, 15 Canton Road, Tsimshatsui, Kowloon, Hong Kong or at any adjournment or postponement thereof.
     Should the undersigned be present and elect to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder’s decision to terminate this proxy, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of the Company or by duly executing a proxy bearing a later date.
     The board of directors recommends a vote “FOR” Item 1 below. To vote in accordance with the recommendations of the board of directors, just sign on the reverse side and mark the appropriate box. The shares represented by this proxy will be voted as directed by the stockholder, but if no instructions are specified as to any item or all items on a properly executed proxy, this proxy will be voted to approve such item(s) on the reverse side. If any other business is presented at the Meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the board of directors knows of no other business to be presented at the Meeting.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE

FOLD AND DETACH HERE
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEM 1

Please mark	☒
your votes
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ITEM 1	To approve the dissolution and liquidation of the Company and the adoption of the agreement and plan of liquidation among the Company and Man Sang International (B.V.I.) Limited (“Man Sang BVI”), whereby the Company will effectively change its place of incorporation from Nevada to the British Virgin Islands by dissolving the Company and distributing to all of its stockholders, pro rata, all of the Company’s property and assets, which consist entirely of Man Sang BVI ordinary shares and preferred shares, on a share-for-share basis, following which (1) Man Sang BVI and its subsidiaries will continue to conduct the business conducted by the Company and its subsidiaries, (2) Man Sang BVI ordinary shares will replace Man Sang Nevada common stock on the NYSE Amex Stock Exchange (“NYSE Amex,” formerly known as The American Stock Exchange), (3) all current officers and directors of the Company will maintain equivalent positions in Man Sang BVI and (4) Man Sang BVI will contractually assume all rights, title, obligations and liabilities of the Company. Although the dissolution and liquidation will result in the elimination of the Company as the holding company of our group, the number of Man Sang BVI ordinary shares and preferred shares you will own will be the same as the number of shares of the Company common stock and preferred stock you own immediately prior to the completion of the liquidation, and your relative economic ownership and voting rights will remain unchanged.	FOR ☐	AGAINST ☐	ABSTAIN ☐

ITEM 2	To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

I plan to attend the meeting	☐

Please sign exactly as name appears hereon. Joint owners should each sign. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature: __________________	Signature: __________________	Date: __________________

THIS IS YOUR PROXY, YOUR VOTE IS IMPORTANT Mark, sign and date your proxy card and return it in the postage-paid envelope.

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